Exhibit 99.1

VBI Vaccines Announces New Preclinical Data and Initiation of VBI-2905 Clinical Study Targeting Broadened Immunity Against COVID-19 and Variants of Concern

-	New preclinical data demonstrate VBI-2905 induced robust neutralizing and antibody binding activity, as a 2-dose course and as a single booster dose, against COVID-19 and variants of concern including Beta and Delta
-	Data also demonstrate trivalent VBI-2901 induced robust and consistent levels of immunity against the ancestral COVID-19 strain and a panel of variants including Beta, Delta, Kappa, and Lambda
-	First subject dosed in Phase 1b portion of ongoing study to assess VBI-2905 as (i) a 1-dose booster in individuals previously immunized with an mRNA vaccine, and (ii) a primary 2-dose series in unvaccinated individuals
-	Initial VBI-2905 data expected early Q1 2022, subject to speed of enrollment
-	Conference call to be held on Wednesday, September 29 at 8:30am ET to discuss preclinical data, Phase 1b study design, and VBI’s COVID-19 and betacoronavirus development strategy

CAMBRIDGE, Mass. (September 29, 2021) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced positive results from multiple preclinical studies against several COVID-19 variants of concern as well as the initiation of dosing in the Phase 1b portion of the ongoing clinical study of VBI’s SARS-CoV-2 vaccine candidates in approximately 80 adults age 18-54.

VBI’s coronavirus pipeline, which includes multiple vaccine candidates developed using the Company’s proprietary enveloped virus-like particle (eVLP) technology platform, is being developed with the objective to increase the breadth of protection against known and emerging variants of COVID-19. The lead vaccine candidates include:

●	VBI-2902: eVLP candidate expressing the prefusion ancestral SARS-CoV-2 spike protein – as previously announced in June 2021, demonstrated robust immunogenicity and a clean safety profile in the Phase 1a portion of the clinical study
●	VBI-2905: eVLP candidate expressing a modified prefusion spike protein of the SARS-CoV-2 Beta variant of concern – in current, ongoing Phase 1b clinical study
●	VBI-2901: Trivalent eVLP candidate, expressing the prefusion spike protein of ancestral SARS-CoV-2, in addition to the spike proteins from SARS-CoV, and MERS-CoV – first clinical study is expected to initiate H1 2022

Bill Cameron, M.D., Medical Director of Clinical Research at the Ottawa Hospital Research Institute, Infectious Disease Specialist at The Ottawa Hospital, Professor at the University of Ottawa, and Principal Investigator of the ongoing Phase 1a/1b study, commented: “The significant number of COVID-19 infections on a global scale contributes to increasing numbers of mutations and thus emergence of new viral variants. Some are associated with increased transmissibility, like Alpha and Delta variants, and some with escape from natural or vaccine acquired immunity, like Beta, Mu, Lambda, and Kappa variants. These vaccine-escape variants have shown to be associated with decreased immunogencity of licensed COVID-19 vaccines, which are based on expression of various forms of the S protein using the unmutated reference sequence from the ancestral strain. Development of an effective booster strategy or new vaccines that are able to broaden protection against more than one variant will be important for the public health management of COVID-19. In-line with that effort, we look forward to seeing the data from this next phase of VBI’s clinical study.”

Jeff Baxter, VBI’s president and CEO commented: “These new preclinical data continue to demonstrate the potential of our vaccine candidates to broaden immunity to coronaviruses and specifically to SARS-CoV-2 variants of concern through a number of different ways, including through the particulate expression of multiple spike proteins in our eVLPs, as well as through heterologous prime-boost vaccination regimens capable of inducing cross-reactive antibodies. We are excited to have kicked off the Phase 1b study of VBI-2905 as both a 2-dose regimen and as a single dose prime-boost regimen, and look forward to initiating the first clinical study of the trivalent VBI-2901. We believe that with VBI’s eVLP platform, both in terms of efficacy and tolerability, our candidates have the potential to be part of a global solution to SARS-CoV-2 and coronaviruses more broadly.”

Preclinical Data Highlights

Data is expected to be available later this week on the online pre-print server, bioRxiv, and will be submitted for peer-review to a scientific journal.

The new preclinical data assesses different vaccine regimens in mice and Syrian golden hamsters, including: (i) 2 doses of VBI-2902, (ii) 2 doses of VBI-2905, (iii) heterologous prime-boost regimen of 1 dose of VBI-2902 followed by 1 dose of VBI-2905, and (iv) 2 doses of trivalent VBI-2901.

Preclinical Mouse Data:

●	Neutralizing Activity :

○	2 doses of VBI-2902 induced high levels of neutralizing antibody response against the ancestral strain, but were reduced against the Beta variant
○	By contrast, 2 doses of VBI-2905 induced antibodies that neturalized both ancestral and Beta strains at similar levels
○	Heterologous boosting with VBI-2905 after a single VBI-2902 immunization induced robust and balanced neutralization potency against both ancestral and Beta strains
○	Trivalent VBI-2901 elicited neutralizing titers that were higher against the ancestral strain compared to 2 doses of either VBI-2902 or VBI-2905, and comparable titers against Beta compared to VBI-2905
○	Additionally, neutralization of both Delta and Kappa variant-pseudotyped particles confirmed broadened neutralizing immunity elicited by VBI-2901, with titers ~3x higher than those induced by VBI-2902

●	Antibody Binding :

○	In-line with neutralizing activity, VBI-2902 induced high antibody binding titers against ancestral and Delta strains, but titers were reduced against Beta
○	VBI-2905 induced similarly robust binding titers against ancestral and Beta strains, but titers were reduced against Delta
○	Heterologous prime-boost regimen had similar reactivity to ancestral and Delta strains compared to VBI-2902 and similar reactivity to the Beta strain compared to VBI-2905
○	Consistent with neutralizing activity, VBI-2901 induced higher and more consistent levels of antibody binding among all variants evaluated, including Beta, Delta, and Lambda

VBI-2902/VBI-2905 Syrian Golden Hamster COVID-19 Beta Variant Challenge Data:

●	SARS-CoV-2 infection in Syrian golden hamsters resembles features found in humans with moderate COVID-19 infection and is characterized by rapid weight loss
●	In the placebo group, hamsters began losing weight the date after infection and continued until day 6-8
●	Hamsters who received VBI-2905, either a 2-dose regimen or as a booster to VBI-2902, exhibited transient weight loss up to day 2-3 and then rapidly regained weight

Phase 1b Study Design and Objectives

The objectives of the study will be to evaluate the safety, tolerability, and immunogenicity of (i) a 1-dose booster regimen of VBI-2905 adjuvanted with aluminum phosphate in healthy adults who have previously received a full course of an approved mRNA vaccine, and (ii) a 2-dose regimen of VBI-2905 in previously unvaccinated healthy adults.

The Phase 1b study is expected to enroll approximately 80 adults, age 18-54, in Canada and Mexico across three study arms:

●	1-dose booster of 5µg of VBI-2905 in previously vaccinated adults, at least four months after immunization with an authorized mRNA COVID-19 vaccine (n=27) – study arm to be enrolled in Canada
●	2 doses of 5µg of VBI-2905 in unvaccinated adults, administered four weeks apart (n=27) – study arm to be enrolled in Mexico
●	Placebo control in previously vaccinated individuals, at least four months after immunization with an authorized mRNA COVID-19 vaccine

Conference Call and Webcast Details

VBI Vaccines will host a conference call and webcast with accompanying slides on Wednesday, September 29 at 8:30 AM ET. The live webcast and slide presentation can be accessed via the Events/Presentations page in the Investors section of the company’s website, or by clicking this link: http://public.viavid.com/index.php?id=146715.

A replay of the webcast will be archived on the Company’s website following the live conference call.

To listen to the live conference call, please dial:

●	Toll-free U.S. & Canada Dial-In: 877-705-6003
●	International Dial-In: 201-493-6725
●	Conference ID: 13723651

About VBI’s Coronavirus Vaccine Program: VBI-2900

VBI-2900 consists of three lead enveloped virus-like particle (eVLP) vaccine candidates: (1) VBI-2901, a trivalent pan-coronavirus vaccine expressing the SARS-CoV-2, SARS-CoV, and MERS-CoV spike proteins, (2) VBI-2902, a monovalent COVID-19 vaccine expressing a modified prefusion form of the SARS-CoV-2 spike protein, and (3) VBI-2905, a monovalent COVID-19 vaccine expressing a modified prefusion form of the spike protein from the Beta variant (also known as B.1.351). The vaccine program has been developed through collaborations with the National Research Council of Canada (NRC), the Coalition for Epidemic Preparedness Innovations (CEPI), and the Government of Canada, through their Strategic Innovation Fund.

About Coronaviruses

Coronaviruses are a large family of enveloped viruses that usually cause respiratory illnesses of varying severity, including the common cold and pneumonia. Only seven coronaviruses are known to cause disease in humans, four of which most frequently cause symptoms of the common cold. Three of the seven coronaviruses, however, have more serious outcomes in people: (1) SARS-CoV-2, a novel coronavirus identified as the cause of coronavirus disease 2019 (COVID-19); (2) MERS-CoV, identified in 2012 as the cause of Middle East respiratory syndrome (MERS); and (3) SARS-CoV, identified in 2002 as the cause of an outbreak of severe acute respiratory syndrome (SARS).1,2

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, COVID-19 and coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Resources: http://www.vbivaccines.com/news-and-resources/

Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forwardlooking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10K filed with the SEC on March 2, 2021, and filed with the Canadian security authorities at sedar.com on March 2, 2021, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forwardlooking statements for any reason, except as required by law.

References

1.	“Coronavirus.” World Health Organization, https://www.who.int/health-topics/coronavirus.
2.	“Coronaviruses.” National Institute of Allergy and Infectious Diseases, https://www.niaid.nih.gov/diseases-conditions/coronaviruses

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com